UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 22, 2026, the Board of Directors (the “Board”) of Cypherpunk Technologies Inc. (the “Company”) appointed Amanda Fabiano to serve as a Class III director on the Board, effective immediately. Mrs. Fabiano will serve as a director until the 2029 Annual Meeting of Stockholders and her successor has been elected and qualified, or until her earlier resignation, death or removal. Mrs. Fabiano has not been appointed to any committees of the Board at this time.

Other than as described herein, there are no arrangements or understandings between Mrs. Fabiano and any other person pursuant to which she was elected as a director, and Mrs. Fabiano is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mrs. Fabiano’s compensation for services as a director will be consistent with that of the other non-employee directors of the Company, as described under “Director Compensation” in the Company’s definitive proxy statement with respect to the 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 29, 2026, as may be amended from time to time by the Board. In addition, Ms. Fabiano will be entitled to receive restricted stock unit (“RSU”) awards representing 250,000 shares of common stock, representing an initial grant for joining the Board of 150,000 shares (the “Initial Grant”) and an annual grant for service from 2026 to 2027 (the “Annual Grant”). The Initial Grant RSU will vest and settle in annual increments over a 3 year period. The Annual Grant will vest and settle at the time of the 2027 Annual Meeting of Stockholders in June 2027.

On September 22, 2026, the Company and Mrs. Fabiano also entered into a director and officer indemnification agreement (the “Indemnification Agreement”). A copy of the form of the Indemnification Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company issued a press release announcing the appointment of Mrs. Fabiano to the Board on September 22, 2026. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 22, 2026, the Company issued a press release announcing Mrs. Fabiano’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 of this Current Report on Form 8-K, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.
99.1	Press Release, dated September 22, 2026 (Fabiano Appointment).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: September 22, 2026	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO